Exhibit 99.1

Network Engines Announces Financial Results for the First Quarter of Fiscal 2008

CANTON, Mass.--(BUSINESS WIRE)--Network Engines, Inc. (NASDAQ: NENG), a leading provider of storage, security and communications server appliance products and services, today reported financial results for its fiscal first quarter ended December 31, 2007.

First Quarter Financial Performance

  Net revenues of $54.3 million, an increase of 100% percent compared to $27.2 million in the fiscal first quarter of 2007, in line with guidance of $52 million to $56 million.
  Gross profit of 17.9 percent of net revenues compared to 19.2 percent in the fiscal first quarter of 2007, above guidance of 16 to 17 percent.
  Operating expenses of $8.6 million, including $533,000 of stock-based compensation expense and $420,000 of acquisition related amortization of intangible assets. Operating expenses were in line with guidance of between $8.5 million to $9.0 million, which did not include an estimate for amortization expense. Operating expenses compared to $5.8 million, which included $572,000 of stock based compensation, in fiscal first quarter of 2007.
  Net income on a GAAP basis was $1.2 million, or $0.03 per share, which included $587,000 of stock-based compensation charges and $420,000 of amortization expenses. Net income on a GAAP basis compared to a net loss of $(114,000), or $(0.00) per share, in the first fiscal quarter of 2007.
  Non-GAAP net income, which excludes the stock-based compensation and amortization expense, was $2.2 million, or $0.05 per share, exceeding guidance of between $900,000 and $1.5 million. Non-GAAP net income compared to $498,000, or $0.01 per share, in the first quarter of 2007.

“We concluded a quarter of significant change for Network Engines as we report the first quarter as a combined business following the acquisition of Alliance Systems, achieving results in-line with or, in most cases, exceeding our expectations,” said Greg Shortell, President and Chief Executive Officer of Network Engines. “Our revenues reflect the contributions from a larger base of customers in our longstanding markets of storage and security as well as from new markets of telecommunications and enterprise communications. Our results also reflect a more diversified revenue base with revenues from our largest customer representing 39% of revenue in the quarter compared with 82% in the same quarter last year. Importantly, during the first quarter we continued our track record of profitability, even after accounting for acquisition related expenses.”

Mr. Shortell continued, “The integration of Alliance Systems has been smooth and we are pleased with the progress. Most notably, we advanced the integration of our sales forces, which are now under common leadership and cross training initiatives are underway. The integration remains a priority for the second quarter as we continue to work to realize the synergies and strategic benefits of the combined company.”

During the quarter, the Company made significant progress with the integration of Alliance Systems including the integration of the management team and sales organization, and the establishment of a common product roadmap. In addition, the Company achieved 12 new design wins in the first quarter, with contributions from each of the Company’s four primary markets of storage, security, telecommunications and enterprise communications.

Mr. Shortell continued, “As we move forward, we are focused on completing the integration of Alliance Systems and growing our revenue by adding new appliance partners, leveraging the brand, sales and marketing engines of our customer base, and utilizing our technical capabilities for new programs with existing customers. As a larger company, we are better positioned to succeed as we move forward with our broadened market opportunity, expanded capabilities and economies of scale.”

Business Outlook

Network Engines currently anticipates the following results for its fiscal 2008 second quarter ending March 31, 2008 based on current forecasts from certain partners and historical trends.

  Net revenues in the range of $54 million to $58 million.
  Gross profit in the range of 17 percent to 18 percent of net revenues.
  Operating expenses between $9.1 million and $9.6 million, including an estimated $550,000 of stock-based compensation expense and estimated amortization of intangible assets of $485,000 related to the acquisition of Alliance Systems.
  Net income on a GAAP basis between $300,000 and $900,000.
  Net income on a non-GAAP basis between $1.4 million and $2.0 million, which excludes an estimated $610,000 stock-based compensation expense and the estimated amortization of identifiable intangible assets of $485,000.

“When compared with our results from the fiscal first quarter, our expectations for operating expenses in the second quarter reflect additional expenses related to having the first full quarter of Alliance Systems, the seasonality of certain payroll expenses and the timing of marketing programs and development projects," stated Doug Bryant, Chief Financial Officer. “To put the March quarter’s guidance in perspective, our revenue guidance is significantly greater than the $29.3 million of revenues we generated in the previous year’s March quarter and non-GAAP net income guidance is also greater than the previous year’s non-GAAP income of $1 million.”

Important Information About Non-GAAP References

References by Network Engines, Inc. (the "Company") to non-GAAP net income or loss and non-GAAP per share information refer to net income or loss or per share information excluding stock-based compensation expense, amortization of intangible assets and restructuring charges. GAAP requires that these expenses and charges be included in determining net income or loss and per share information. The Company's management uses non-GAAP operating expenses, and associated non-GAAP net income or loss (which is the basis for non-GAAP per share information) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of its operating results for a number of reasons.

First, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates grants and measures them at the corporate level. Second, management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company's functional organizations since they are episodic in nature and unrelated to our core operating metrics. In addition, the Company's management excludes the financial statement effect of these items in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP per share information affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company's results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.

The Company believes these non-GAAP measures will aid investors' overall understanding of the Company's results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net income or loss should be construed neither as an alternative to GAAP net income or loss or per share information as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company's results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with our reported GAAP results.

Conference Call Details

In conjunction with this announcement, Network Engines management will conduct a conference call at 10:00 a.m. (ET) today to discuss the Company's operating performance and financial outlook. The conference call will be available live via the Internet by accessing the Network Engines' web site at www.networkengines.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial (913) 312-1497 or (888) 632-5004 and reference “Network Engines.” For those who cannot access the live broadcast, a replay will be available by dialing (719) 457-0820 or (888) 203-1112 and entering “1029343” from two hours after the end of the call until 11:59 p.m. (ET) on February 14, 2008. The replay will also be available at the Network Engines web site.

About Network Engines

Network Engines appliances ease deployment and enhance the manageability and security of software applications. Our heritage of providing product and service technologies tailored to support the entire lifecycle of our customers' appliances has made us the appliance partner of choice for software market leaders.

Founded in 1997, Network Engines is headquartered in Canton, Massachusetts, and trades on the NASDAQ exchange under the symbol NENG. For more information about the Company's products and services, visit www.networkengines.com.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the Company's future financial performance, including statements regarding future net revenues, gross profits, operating expenses including stock-based compensation expenses, amortization of intangible assets, net income, non-GAAP net income, and any other statements about Network Engines' management's future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company's most recent Annual Report on Form 10-K for the year ended September 30, 2007 under the section "Risk Factors" as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The Company assumes no obligations to update the information included in this press release.

Network Engines, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	December 31,	September 30,
	2007	2007

ASSETS

Current assets:

Cash and cash equivalents	$8,186	$44,403
Restricted cash	47	247
Accounts receivable, net	30,347	17,511
Income tax receivable	2,820	-
Inventories	25,553	10,175
Prepaid expenses and other current assets	2,653	1,077

Total current assets	69,606	73,413

Property and equipment, net	2,228	1,128
Intangible assets	11,355	-
Goodwill	8,087	-
Contingently returnable acquisition consideration	4,220	-
Other assets	266	281

Total assets	$95,762	$74,822

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$17,067	$10,189
Accrued liabilities	7,027	4,962
Deferred revenue	5,734	2,839

Total current liabilities	29,828	17,990

Capital lease payable	34	39
Deferred revenue	2,456	1,285

Total liabilities	32,318	19,314

Stockholders' equity:
Common stock	465	436
Treasury stock	(2,838)	(2,838)
Additional paid-in capital	193,671	187,005
Accumulated deficit	(127,854)	(129,095)

Total stockholders' equity	63,444	55,508

Total liabilities and stockholders' equity	$95,762	$74,822

Network Engines, Inc
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31,	December 31,
	2007	2006

Net revenues	$54,340	$27,238
Cost of revenues	44,600	22,005

Gross profit	9,740	5,233

Operating expenses:
Research and development	2,370	1,993
Selling and marketing	3,117	1,730
General and administrative	2,645	2,061
Amortization of intangible assets	420	-

Total operating expenses	8,552	5,784

Income (loss) from operations	1,188	(551)
Interest and other income, net	124	447

Income (loss) before income taxes	$1,312	$(104)
Provision for income taxes	71	10

Net income (loss)	$1,241	$(114)

Net income (loss) per share - basic and diluted	$0.03	$-

Shares used in computing basic net income (loss) per share	43,656	39,947
Shares used in computing diluted net income (loss) per share	44,021	39,947

The amounts in the table above include employee stock-based compensation as follows (in thousands):

	Three Months Ended
	December 31,	December 31,
	2007	2006

Cost of revenues	$54	$40
Research and development	250	280
Selling and marketing	95	100
General and administrative	188	192

	$587	$612
Network Engines, Inc.
Non-GAAP Financial Measures and Reconciliations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31,	December 31,
	2007	2006

GAAP net income (loss)	$1,241	$(114)
Amortization of intangible assets	420	-
Stock-based compensation	587	612

Non-GAAP net income	$2,248	$498

GAAP basic and diluted net income (loss) per share	$0.03	$-
Amortization of intangible assets	0.01	-
Stock-based compensation	0.01	0.01

Non-GAAP basic and diluted net income per share	$0.05	$0.01

Shares used in computing GAAP and non-GAAP basic
net income (loss) per share	43,656	39,947

Shares used in computing GAAP and non-GAAP diluted
net income (loss) per share	44,021	39,947

CONTACT:
Financial Dynamics
Bob Joyce/Caren Barbara, + 1-212-850-5600